UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2011

Analysts International Corporation

(Exact name of registrant as specified in its charter)

MN	1-33981	41-0905408
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3601 West 76th Street, Minneapolis, Minnesota	55435-3000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 835-5900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Adoption of Change in Control Severance Pay Plan

General.

On February 22, 2011, the Board of Directors (the “Board”) of Analysts International Corporation (the “Company”) adopted the Analysts International Corporation Change in Control Severance Pay Plan (the “Plan”).  The purpose of the Plan, which will take effect on March 1, 2011, is to provide benefits to certain “qualified employees” whose employment is terminated in connection with a “change in control” (as defined in the Plan).  Set forth below is a general description of the material features of the Plan.  This summary is qualified in its entirety by reference to the complete Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Participants.

For purposes of the Plan, the term “qualified employee” means any individual who (i) is either (a) an officer of the Company in the position of Senior Vice President or above whose employment has been approved by the Board or the Compensation Committee of the Board (the “Committee”), or (b) a management level or other highly compensated employee of the Company who is selected as a “qualified employee” by the Board or the Committee; (ii) is not a party to a separate written agreement with the Company which expressly provides that the individual is not eligible to participate in the Plan; and (iii) is not a party to a separate written agreement with the Company that provides severance benefits to the individual in the event of a Change in Control.

Change in Control Payments and Benefits.

A participant in the Plan will be entitled to certain severance payments and benefits if (i) the participant’s employment is terminated by the Company without “cause” or by the participant for “good reason” (as such terms are defined in the Plan), and (ii) such termination occurs either (a) within the period beginning on the date of a change in control and ending on the last day of the twelfth month that begins after the month in which the change in control occurs, or (b) prior to a change in control if the termination occurs in connection with the change in control.

If terminated or separated from the Company under the circumstances set forth above, a participant will be entitled to a lump sum payment equal to the participant’s annual base salary then in effect.  In addition, following such termination or separation, all non-competition agreements (or non-competition provisions within other agreements) restricting the activities of the participant shall be null and void and of no further force and effect.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

10.1	Change in Control Severance Pay Plan, adopted February 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2011	ANALYSTS INTERNATIONAL CORPORATION

/s/ Randy W. Strobel
Randy W. Strobel
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Change in Control Severance Pay Plan, adopted February 22, 2011.